                                                                    EXHIBIT 23.2


                                   CONSENT OF
                              INDEPENDENT AUDITORS

        We consent to the reference to our Firm under the caption "Experts" in Registration Statement (Form S-3) and related Prospectus of e.Digital Corporation for the registration of 3,410,360 shares of its common stock and to the incorporation by reference therein of our report dated June 1, 2000, with respect to the consolidated financial statements of e.Digital Corporation and subsidiary included in its Annual Report (Form 10-KSB) for the year ended March 31, 2000 filed with the Securities and Exchange Commission.



Vancouver, Canada,                                       /s/ Ernst & Young LLP
January 17, 2001.                                        Chartered Accountants